EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 23, 2016 relating to the consolidated financial statements of Lake Shore Gold Corp. for the years ended December 31, 2015 and December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
August 11, 2016